As filed with the Securities and Exchange Commission on December 18, 2020

Registration No. 333-204376
Registration No. 333-203696

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-204376
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-203696

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TAT MERGER SUB LLC

(Exact name of registrant as specified in its charter)

Texas85-2238435
(State or other jurisdiction(I.R.S. Employer
of incorporation or organization)Identification No.)

16803 Dallas Parkway

Addison, Texas 75001
(214) 220-4323

(Address of principal executive offices, including zip code)

Michael S. Haynes

16803 Dallas Parkway

Addison, Texas 75001

(Name and address of agent for service)

(972) 590-9900

(Telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVriesAkin Gump Strauss Hauer & Feld LLP2300 N. Field Street, Suite 1800Dallas, Texas 75201-2481(214) 969-2891

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, filed by TAT Merger Sub LLC, a Texas limited liability company (“Registrant”) and successor-in-interest to TransAtlantic Petroleum Ltd. (the “Company”), relates to the Registration Statements on Form S-3 filed by the Company with the Securities and Exchange Commission on April 28, 2015 (No. 333-203696) and May 21, 2015 (No. 333-204376) (collectively, the “Registration Statements”).

On December 18, 2020, pursuant to the Agreement and Plan of Merger, by and among the Company, TAT Holdco LLC, a Texas limited liability company (“Parent”), and the Registrant, a wholly-owned subsidiary of Parent, the Company merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving company and as a wholly owned subsidiary of Parent.

As a result of the Merger, the offerings of the Company’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant, as successor-in-interest to the Company, hereby removes from registration the securities registered but unissued under such Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 18th day of December, 2020.

TAT MERGER SUB LLC
By: /s/ N. Malone Mitchell 3rd
N. Malone Mitchell 3rd Manager of TAT Holdco LLC Sole Member and Manager of TAT Merger Sub LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 has been signed by the following persons in the capacities indicated on December 18, 2020,

NAME	TITLE
/s/ N. Malone Mitchell 3rd	Manager of TAT Holdco LLC Sole Member and Manager of TAT Merger Sub LLC (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
N. Malone Mitchell 3rd